UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant §240.14a-12

GREATBATCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 14, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Friday, May 16, 2014 at 9:00 a.m., Central Daylight Time, at the company’s global headquarters at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2013 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford

Bill R. Sanford

Chairman of the Board

/s/ Thomas J. Hook

Thomas J. Hook

President & Chief Executive Officer

2

GREATBATCH, INC.

2595 DALLAS PARKWAY, SUITE 310

FRISCO, TEXAS 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greatbatch, Inc.:

The Annual Meeting of Stockholders of Greatbatch, Inc. will be held at the company’s global headquarters at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, on Friday, May 16, 2014 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect nine directors for a term of one year and until their successors have been elected and qualified;

2.	To approve an amendment to the Greatbatch, Inc. 2011 Stock Incentive Plan to increase the number of shares available for issuance;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2014;

4.	To approve, on an advisory basis, the compensation of our named executive officers; and

5.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 4, 2014 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy Senior Vice President, General Counsel & Secretary

Frisco, Texas

April 14, 2014

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2014

THE GREATBATCH, INC. 2014 PROXY STATEMENT AND 2013 ANNUAL REPORT ARE AVAILABLE AT

http://proxy.greatbatch.com

PROXY STATEMENT

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Greatbatch, Inc. (the “Company”) of proxies in the accompanying form for use at the 2014 Annual Meeting of Stockholders or any adjournment or adjournments thereof. The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. The Company has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $7,000 plus reimbursement for out of pocket expenses.

The 2014 Annual Meeting of Stockholders of the Company will be held at 9:00 a.m., Central Daylight Time, on Friday, May 16, 2014 at the Company’s global headquarters at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034. The Company’s mailing address is 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, and its telephone number is (716) 759-5600.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 14, 2014. A copy of the Company’s 2013 Annual Report, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 4, 2014 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 24,820,665 shares of common stock, $0.001 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the “401(k) Plan”) is entitled to vote the shares of Common Stock allocated to that account.

Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a proxy card or by utilizing the telephone or Internet voting procedures. An individual with a beneficial interest in the 401(k) Plan may give directions to the trustee of the 401(k) Plan, or its designated representative, as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is used by giving written notice of such revocation or by delivering a later dated proxy to Timothy G. McEvoy, the Company’s Secretary, at the Company’s mailing address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes, abstentions and directions to withhold authority will be counted as being present or represented at the meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power on that proposal and has not received voting instructions from the beneficial owner.

Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “Nominees for Director,” in favor of approval of the amendment to the Company’s 2011 Stock Incentive Plan, in favor of ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for fiscal year 2014, and in favor of approval of the compensation of the Company’s named executive officers.

The vote of a plurality of the shares of Common Stock present in person or represented at the meeting is required for the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or represented at the meeting is required to approve the amendment to the Company’s 2011 Stock Incentive Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the adoption of the amendment to the 2011 Stock Incentive Plan.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2014. In determining whether the proposal has received the requisite number of affirmative votes, an abstention will have the same effect as a vote against ratification.

Although the vote on proposal 4 (vote on executive compensation) is advisory in nature and non-binding, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to approve the proposal. Broker non-votes will have no effect on the vote and abstentions will have the effect of a vote against approval of the proposal.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock as of April 4, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1)	2,162,711	8.7%
40 East 52nd Street
New York, NY 10022
Dimensional Fund Advisors LP(2)	2,018,372	8.1%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
The Vanguard Group, Inc.(3)	1,464,205	5.9%
100 Vanguard Boulevard
Malvern, PA 19355

(1)	BlackRock, Inc. filed a Schedule 13G/A on January 29, 2014. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A.
(2)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 10, 2014. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds.
(3)	The Vanguard Group, Inc. filed a Schedule 13G/A on February 11, 2014. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly owned subsidiaries of The Vanguard Group, Inc. and serve as an investment manager of collective trust accounts and Australian investment offerings, respectively.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following nine persons nominated by the Board, to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2013 Annual Meeting of Stockholders.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares of Common Stock represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 65, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey is a director of the Reagan-Udall Foundation, a 501(c)(3) organization created by Congress to advance the mission of the Food and Drug Administration by advancing regulatory science and research. She formerly served as a director of Albertsons, Inc., MedCath Corporation, and The National Food Laboratory, Inc.

Ms. Bailey’s 40 years of healthcare public policy experience with both public and private organizations, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of healthcare-related issues. With over 20 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Anthony P. Bihl III is 57, is a member of the Audit Committee, a member of the Technology Strategy and Investment Committee, and has been a director since 2011.

Mr. Bihl has been Chief Executive Officer and a member of the Board of Managers of Bioventus, LLC, a company that develops, manufactures and sells products that promote active orthopaedic healing, since December 2013. From June 2011 through June 2012, he was Group President American Medical Systems (“AMS”), a subsidiary of Endo Pharmaceuticals (“Endo”). Prior to that, Mr. Bihl was President & Chief Executive Officer and a director of AMS from April 2008 until Endo acquired AMS in June 2011. He served as Chief Executive Officer of Siemens Medical Solutions’ Diagnostics Division from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Prior to that, Mr. Bihl served in a number of operations and finance roles at Bayer HealthCare and over a 20-year career at E.I. DuPont. He is a director and chairman of the board of Spectral Diagnostics, Inc., a Canadian company that develops products for the diagnosis and treatment of severe sepsis and septic shock, and also serves as chair of its human resources and compensation committee and as a member of its audit committee. Mr. Bihl is a former director of SeraCare Life Sciences Inc.

Mr. Bihl brings 30 years of experience in the medical device industry, in operations, finance and general management roles. His extensive background and experience supports his continued service as a member of the Board.

Joseph W. Dziedzic is 45, is a member of the Audit Committee, a member of the Compensation and Organization Committee, and has been a director since February 2013.

Mr. Dziedzic has been Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers, since 2009. In addition to his responsibilities as Chief Financial Officer, Mr. Dziedzic is responsible for global security, global procurement and risk management for The Brink’s Company. Prior to joining The Brink’s Company, he had a 20-year career with General Electric where from 2006 to 2009, he was Chief Financial Officer of GE Aviation Services, from 2003 to 2006, he was Manager of Global Financial Planning and Analysis of GE Energy, and from 2000 to 2002 he was Chief Financial Officer of GE Plastics America. Prior to 2000, Mr. Dziedzic held a number of other positions of increasing responsibility with General Electric. He is a director of the YMCA of Greater Richmond.

Mr. Dziedzic has over 20 years of experience in global operations and financial and accounting matters. The depth and breadth of Mr. Dziedzic’s financial experience support his continued service as a member of the Board.

Thomas J. Hook is 51, is a member of the Technology Strategy and Investment Committee, and has been a director since 2006.

Mr. Hook has been the Company’s President and Chief Executive Officer since August 2006. Prior to August 2006, he was the Company’s Chief Operating Officer, a position to which he was appointed upon joining the Company in September 2004. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. He is Chairman of the Board of HealthNow New York, Inc., a leading healthcare company in Western New York that provides quality healthcare services to companies and individuals in that region, and serves on its executive committee. Mr. Hook is also a director of AdvaMed.

Since joining the Company as Chief Operating Officer in 2004 and becoming President and Chief Executive Officer in 2006, Mr. Hook has directed the Company’s acquisition, integration and product development efforts, growing the business from $200 million to the more diverse $664 million medical device technology company that it is today. Mr. Hook’s knowledge of the Company’s business and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

Kevin C. Melia is 66, is Chair of the Audit Committee, a member of the Technology Strategy and Investment Committee, and has been a director since 2007.

Mr. Melia was the non-executive Chairman of Vette Corporation, a privately-held provider of thermal management solutions, from June 2009 to May 2012. From 2003 to 2008, he was the non-executive Chairman of IONA Technologies Plc, a leading middleware software company. Between 2003 and November 2007, Mr. Melia also was the non-executive Chairman of A.Net (formerly Lightbridge, Inc.), an e-payment company. He was the co-founder of Manufacturers’ Services Ltd. (“MSL”), a leading company in the electronics manufacturing services industry, and served as its Chairman and Chief Executive Officer from June 1994 to January 2003. Prior to establishing MSL, Mr. Melia held a number of senior executive positions over a five-year period at Sun Microsystems, including Chief Financial Officer, president of its Sun Microsystems Computer Company subsidiary, and Senior Vice President of Operations. He also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K. and Ireland. He is a director and member of the audit and compensation committees of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, a director and member of the audit and compensation committees of Analogic Corporation, a high-technology signal and imaging processing company, and a director and audit committee member of DCC Plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland. Mr. Melia also is director of Merrion Capital and Merrion Capital Holdings, Irish financial services companies, and a member of the advisory board of C&S Wholesale Grocers. He also is a former director of Manugistics Corporation, Eircom, Inc. and Horizons Technologies, and a former joint managing director of Boulder Brook Partners LLC, a private investment company.

Mr. Melia is a chartered accountant (FCMA, JDIPMA) of the U.K. and Ireland. Having been a co-founder and Chairman and Chief Executive Officer of MSL and non-executive Chairman of Vette Corporation, IONA and A.Net, Mr. Melia has extensive business leadership experience. His service in senior management positions at Sun Microsystems and Digital Equipment Corporation provided him with broad knowledge in global operations and financial and accounting matters. The depth and breadth of Mr. Melia’s financial and manufacturing operations experience support his continued service as a member of the Board.

Dr. Joseph A. Miller, Jr. is 72, is Chair of the Technology Strategy and Investment Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2003.

Dr. Miller retired in April 2012 as Executive Vice President and Chief Technology Officer for Corning, Inc., a position in which he had served since 2001. Before joining Corning in 2001, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001 and held various executive positions with that company prior to that time. Dr. Miller is a director of Lightwave Logic. He is a former director of Dow Corning Corporation.

Dr. Miller has significant research and development knowledge and experience gained through his positions at Corning and E.I. DuPont. His extensive knowledge and experience gives him insight into a number of issues facing the Company and supports his continued service as a member of the Board.

Bill R. Sanford is 70, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of biosciences systems, products and services. He is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, a global provider of infection and contamination prevention systems, products, services and technologies. Mr. Sanford is an active early and growth stage equity investor through Symark, and serves as a board member, executive and advisor of several private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. He formerly served on the board of directors of KeyCorp and its KeyBank N.A. subsidiary, and is currently a member of the board of directors of the Cleveland Clinic.

Mr. Sanford is an experienced entrepreneur, senior executive, consultant, investor and board member with extensive public company, new venture, merger and acquisition, marketing and sales, turnaround and market development experience. He has both public and private company financing experience, including initial and secondary public stock offerings, structured debt financings, public stock mergers and private equity and venture capital investments. Mr. Sanford’s background and experience, including his extensive experience in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 67, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries), a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a 23-year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom and AdvaMed. Mr. Soderberg currently serves as a director and chair of the finance committee of St. Vincent Health System (Indianapolis), as well as a director of several privately-held medtech companies. He is a former director of Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of healthcare policy and patient care delivery, gained through his long career in the healthcare industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

William B. Summers, Jr. is 63, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc., and is chairman of its audit committee and a member of its executive committee. He also serves on the advisory boards of Molded Fiberglass Companies, MAI Wealth Advisors LLC, and IQWARE Marketing, LLC, and on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace University, State Troopers of Ohio, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of the New York Stock Exchange (“NYSE”). He is a former director of Developers Diversified Realty, Inc., Cleveland Indians Baseball Company, and Penton Media Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and the NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Proposal 2—Amendment to the Greatbatch, Inc. 2011 Stock Incentive Plan

The Board has approved, and is recommending that stockholders approve, an amendment to the Greatbatch, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) to increase the number of shares of Common Stock available for issuance from 1,000,000 to 1,350,000 shares. The 2011 Plan was initially approved by stockholders at the Company’s 2011 Annual Meeting. The 2011 Plan provides a long-term incentive for employees and directors to contribute to the growth of the Company and attain specified performance goals. As of April 4, 2014, 207,810 shares were available for awards under the 2011 Plan. The Company continues to focus on equity awards in the form of restricted stock units, thus no sub-limit for these types of awards is included in the 2011 Plan. As of April 4, 2014, 340,888 shares were available for award under the Company’s 2005 and 2009 Stock Incentive Plans, of which only 53,745 shares were available for award in the form of restricted stock, restricted stock units or stock bonuses under the respective plans’ sub-limits. In determining the increase in the number of shares, we considered the historical burn-rate of the Company’s equity compensation plans, the potential dilution and stockholder value transfer as a result of this plan and the one-year and three-year TSR of the Company. The additional 350,000 shares proposed to be added to the 2011 Plan represent 1.4% of the Company’s outstanding Common Stock as of April 4, 2014. The NYSE closing price of a share of Common Stock on April 4, 2014 was $44.85.

Purpose - Amending the 2011 Plan will allow the Company, under the direction of the Compensation Committee, to continue to award grants of stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonuses, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors and service providers. The purpose of these stock awards is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance. Awards under the 2011 Plan provide an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating superior results with long-term, performance-based incentives. Based on the Company’s past award practices and its desire to continue utilizing restricted stock units as the core of its equity incentive programs, without an increase in the number of shares available for issuance under the 2011 Plan, the Company will be unable to issue awards to employees in future ordinary award cycles in amounts consistent with past practice. For this reason, and after considering the full dilutive impact of these additional shares, the Board approved the amendment to the 2011 Plan and presents the amendment to stockholders.

Key Terms. The following is a summary of the material features of the 2011 Plan, giving effect to this amendment, which summary is qualified by reference to the full text of the 2011 Plan, as amended, which is set forth as Exhibit A:

Plan Term:	February 28, 2011 to February 27, 2021.

Eligible Participants:	Employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers and non-employee directors of the Company as the Compensation Committee designates from time to time. The Company currently has approximately 3,400 employees and eight non-employee directors who are eligible to participate in the 2011 Plan.

Shares Authorized:	1,350,000, subject to adjustment only to reflect stock splits and similar events. As of April 4, 2014, 616,578 shares are subject to outstanding awards under the 2011 Plan. Shares underlying awards that are forfeited, expire, cancelled or lapse become available for future grants. Shares used to pay the exercise price of a stock option and shares withheld to satisfy tax withholding obligations will not be available for future grants. When a stock appreciation right is exercised, the total number of shares covered by that stock appreciation right agreement will be counted as one share used and not available for future grants, regardless of whether or not a lesser number of shares were used to settle the stock appreciation right upon exercise. The total number of shares to be awarded as non-qualified options or stock appreciation rights may not exceed 1,350,000 shares. The total number of shares to be awarded as incentive stock options may not exceed 1,350,000 shares. The total number of shares subject to options and stock appreciation rights awarded to any one employee during any fiscal year of the Company, other than awards subject to the satisfaction of performance criteria, may not exceed 100,000 shares.

Award Types:	(1) Non-qualified and incentive stock option - the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.

(2) Restricted stock - share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.

(3) Restricted stock unit - the right to receive a share of stock in the future.

(4) Stock appreciation right - the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future.

(5) Stock bonus - a bonus payable in shares of stock.

Award Terms:	Stock options and stock appreciation rights will have a term no longer than ten years. All awards made under the 2011 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements which set forth the terms and conditions of each award. Upon the death or disability of an employee, all outstanding time-based awards immediately vest and all outstanding performance-based immediately vest at the target level applicable to such performance-based awards. Upon the retirement of an employee, all outstanding time-based awards immediately vest and a pro-rated portion of outstanding performance-based awards held by such employee remain outstanding and continue to be eligible for vesting and exercisability based on the Company’s attainment of the performance goals applicable to such performance-based awards. For purposes of the 2011 Plan, “retirement” means a voluntary termination of employment occurring on or after such time as such employee has attained 59.5 years of age with a combination of age and length of Company service equal to or exceeding 69.5 years. In the event that an employee is terminated without cause, a pro-rata portion of such employee’s performance-based awards that were awarded more than one year before the date of termination will not expire or be forfeited upon such termination but will remain outstanding and continue to be eligible for vesting and/or exercisability based on the Company’s attainment of the performance goals applicable to those performance-based awards. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Vesting:	Subject to certain limited exceptions set forth in the 2011 Plan, a minimum vesting period of three years for time-based awards and at least one year after grant for performance-based awards. Vesting is as determined by the Compensation Committee for stock appreciation rights. The vesting of all awards is subject to acceleration upon certain events set forth in the 2011 Plan.

Not Permitted:	(1) Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2) Repricing of a stock option or stock appreciation right without stockholder approval.

(3) Granting time-based stock options or stock appreciation rights to any one employee during any fiscal year in excess of 100,000 shares.

Tax Consequences. Stock option grants under the 2011 Plan may be intended to qualify as incentive stock options under Internal Revenue Code of 1986, as amended (“IRC”) §422 or may be non-qualified stock options governed by IRC §83. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding periods (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are also governed by IRC §83. Generally, no taxes are due when the award is made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (generally upon vesting or, in the case of restricted stock units, upon issuance of the underlying shares). Income tax is paid on the value of the shares at ordinary income rates when the restrictions lapse or the shares are issued, and then at capital gains rates when the shares are sold.

The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the shares received, and the Company generally will be entitled to a tax deduction in the same amount.

Awards granted under the 2011 Plan may qualify as “performance-based compensation” under IRC §162(m) and thus preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under §162(m) that is in excess of $1 million and paid to one of the Company’s most highly compensated executive officers. To qualify, options and other awards must be granted under the 2011 Plan by a committee consisting of two or more “outside directors” (as defined under §162(m)) and time-based options and stock appreciation rights must satisfy the 2011 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than time-based options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” The Compensation Committee, in its discretion, may choose to grant awards that do not satisfy all of the conditions to be deductible under IRC §162(m).

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2011 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Transferability. Awards granted under the 2011 Plan generally are not transferable except by will or the laws of descent and distribution.

Administration. The Compensation Committee, which consists entirely of directors meeting the definition of “outside directors” under IRC §162(m), administers the 2011 Plan. The Compensation Committee selects the employees and non-employees who receive awards, determines the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2011 Plan, establishes the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2011 Plan and establish, amend and rescind any of its rules relating to the 2011 Plan, unless expressly prohibited in the 2011 Plan.

Amendments. The Board may, at any time, suspend or terminate the 2011 Plan or, subject to any limitations in the 2011 Plan, revise or amend it; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or by any comparable or successor exemption under which the Board believes it is appropriate for the 2011 Plan to qualify, or if and to the extent the Board determines that such approval is appropriate for purposes of satisfying IRC §162(m), §422 or §409A or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing in the 2011 Plan restricts the Compensation Committee’s ability to exercise its discretionary authority to administer the plan, which discretion may be exercised without amendment to the 2011 Plan. No action may, without the consent of a participant, reduce the participant’s rights under any outstanding award.

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of January 3, 2014:

Plan Category (As of January 3, 2014)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )(2)
Equity compensation plans approved by security holders	2,640,923	$22.95	924,176
Equity compensation plan not approved by security holders	—	—	—

Total	2,640,923	$22.95	924,176

(1)	Consists of shares of Common Stock underlying stock options issued under the 1998 Stock Option Plan, the Non-Employee Director Stock Incentive Plan, the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan. Also includes 847,253 shares of Common Stock underlying restricted stock units that were granted under the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan at a weighted average grant date fair value of $17.20 per share, which is not included in the exercise price reported in column b.
(2)	As of January 3, 2014, 924,176 shares were available under the plans described above for future grants of stock options, stock appreciation rights, restricted stock, restricted stock units or stock bonuses. Due to plan sub-limits, of the shares available for grant only 467,450 shares were available for issuance in the form of restricted stock, restricted stock units or stock bonuses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE AMENDMENT TO THE GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN

PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2014, a capacity in which it has served since 2000. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2014. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2013 and 2012:

	2013	2012
Audit Fees(1)	$1,309,095	$1,366,760
Audit-Related Fees(2)	—	9,000

Total Audit and Audit-Related Fees	1,309,095	1,375,760
Tax Fees(3)	125,434	—
All Other Fees	—	5,200

Total Fees	$1,434,529	$1,380,960

(1)	Represent fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements.
(2)	Represents fees billed by Deloitte & Touche for services rendered related to the performance of their audit but are not included in (1) above.
(3)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(c)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

PROPOSAL 4 – Advisory Vote on Compensation of the Named Executive Officers

The Company seeks your advisory vote on a resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, the next three highest paid executive officers, and the former Executive Vice President, Business Development (“Named Executive Officers”). Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company. We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the Compensation Discussion and Analysis (“CD&A”) section, the Company’s compensation for its Named Executive Officers includes the following elements:

•	Long-term equity compensation with multi-year performance based vesting. The most significant element of the Named Executive Officers’ equity compensation opportunity is the LTI Program for which vesting depends on the Company’s total stockholder return relative to its peer group over a three-year period.

•	Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 4 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The beneficial ownership of Common Stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 4, 2014, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares	Percent of Class
Pamela G. Bailey(1)	81,383	*
Anthony P. Bihl III (2)	32,682	*
Joseph W. Dziedzic(3)	12,894	*
Thomas J. Hook(4)	659,599	2.6%
Kevin C. Melia(5)	72,168	*
Dr. Joseph A. Miller, Jr.(6)	79,582	*
Bill R. Sanford(7)	139,838	*
Peter H. Soderberg(8)	80,486	*
William B. Summers, Jr.(9)	90,945	*
Michael Dinkins(10)	71,629	*
Mauricio Arellano(11)	48,783	*
Susan M. Bratton(12)	161,857	*
Michelle Graham(13)	59,148	*
Timothy G. McEvoy (14)	40,569	*
All directors and executive officers as a group (17 persons) (15)	1,675,926	6.5%

(1)	Includes (i) 56,456 shares Ms. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 23,386 shares directly held by her.
(2)	Includes (i) 24,681 shares Mr. Bihl has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 6,460 shares directly held by him.
(3)	Includes (i) 8,993 shares Mr. Dziedzic has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 2,360 shares directly held by him.
(4)	Includes (i) 509,112 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 3,263 shares allocated to his account under the 401(k) Plan; and (iii) 147,224 shares directly held by him.
(5)	Includes (i) 50,815 shares Mr. Melia has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 19,812 shares directly held by him.
(6)	Includes (i) 56,456 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 21,585 shares directly held by him.
(7)	Includes (i) 80,334 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 2,312 shares of restricted stock; and (iii) 57,192 shares directly held by him.
(8)	Includes (i) 56,456 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 22,489 shares directly held by him.
(9)	Includes (i) 56,456 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,541 shares of restricted stock; and (iii) 32,948 shares directly held by him.
(10)	Includes (i) 61,641 shares Mr. Dinkins has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 419 shares allocated to his account under the 401(k) Plan; and (iii) 9,569 shares directly held by him.

(11)	Includes (i) 24,948 shares Mr. Arellano has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 3,348 shares allocated to his account under the 401(k) Plan; and (iii) 20,487 shares directly held by him.
(12)	Includes (i) 97,403 shares Ms. Bratton has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; and (ii) 64,454 shares directly held by her.
(13)	Includes (i) 33,146 shares Ms. Graham has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 959 shares allocated to her account under the 401(k) Plan; (iii) 480 shares indirectly controlled by her; and (iv) 24,563 shares directly held by her.
(14)	Includes (i) 16,365 shares Mr. McEvoy has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014; (ii) 1,961 shares allocated to his account under the 401(k) Plan; and (iii) 22,243 shares directly held by him.
(15)	Includes 1,144,671 shares the directors and executive officers have the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2014.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the Securities and Exchange Commission (“SEC”) and the NYSE. The Company believes that these filing requirements were satisfied. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from the persons required to report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Key Performance and Compensation Highlights for 2013.

•	We continue to drive our “Pay for Performance” culture which emphasizes and rewards execution of our business strategy, achievement of corporate objectives and the interests of our stockholders.

•	At our 2013 Annual Meeting our stockholders cast votes with 94% in favor of our executive compensation policies, practices and programs.

•	Our 2013 Greatbatch Growth Bonus Plan funded at 93.3% of target based on materially accomplishing our 2013 goals by achieving 5% organic revenue growth (constant currency) and 12% adjusted operating income growth.

•	The performance period for our 2011 long term incentive awards was completed at the end of our 2013 fiscal year. Our total stockholder return was 74.1% which was in the 75th percentile of our peer group resulting in a 100% payout of maximum shares.

•	During 2013, we adopted a clawback policy.

•	We aligned our equity plan termination rules to reflect market practices.

Overview. Our compensation programs for our senior level executives, which includes the Named Executive Officers, are designed to be consistent with our compensation philosophy. Our philosophy is to provide compensation programs that attract, motivate and reward associates who drive the Company’s success through high performance and innovation. Our compensation strategy is focused on maintaining a competitive position in the marketplace. Our senior level executives are accountable for, and take ownership of, the short-term and long-term performance of the Company. As such, based upon this philosophy and strategy, we have designed our compensation programs to include fixed cash and equity-based compensation at the targeted competitive market median rate and performance cash and equity-based compensation at above competitive market median rates if above competitive market median performance is achieved. Similarly, if our performance falls below market median performance, the performance cash and equity-based compensation will be lower than targeted market median. We believe that this philosophy is important in order to attract, retain and properly incentivize senior level management and should provide value to our stockholders through a higher stock price.

Our compensation programs are designed by our Compensation Committee in collaboration with management and with input from an independent compensation consultant, Ernst & Young, hired by the Compensation Committee and approved by our Board. Consistent with our compensation philosophy, we believe that our compensation programs for senior level executives, including the Named Executive Officers, should have a significant amount of compensation that is “at risk,” which serves to better align the interests of management with those of our stockholders. To accomplish this, our compensation programs include both short and long-term performance incentive programs. The performance-based portion of our long-term incentive programs cover a three-year performance period.

Our compensation programs consist of the following:

•	Base Salary

•	Annual Performance-Based Cash Incentives

•	Long-Term Time-Based and Performance-Based Equity Awards

•	Retirement and Change in Control Agreements

•	Other Personal Benefits

•	Employment Contract for only the CEO

As illustrated in the graphs below, we believe that equity-based compensation should increase as a percentage of total direct compensation as roles and responsibilities increase. We target our Named Executive Officers’ total cash and total direct compensation to be consistent with the market median of our peer group. In this way, we believe we can attract and retain executives who have the appropriate skill set to develop and execute our strategic plans and attain both our short and long- term financial and strategic objectives.

The following graphs depict the mix of cash versus equity compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2013 assuming target performance levels are achieved:

The following graphs depict the mix of time (fixed) versus performance (at risk) based compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2013 assuming target performance levels are achieved:

Compensation Committee Practices and Procedures

The Compensation Committee, in collaboration with management, is responsible for the design and oversight of our compensation programs with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages Ernst & Young LLP to independently advise them on compensation matters and recommendations made by management. A representative of Ernst & Young was present in person or by telephone for all seven meetings held by the Compensation Committee during 2013.

In accordance with NYSE rules regarding the independence of compensation consultants, the Compensation Committee has considered the other services Ernst & Young provides to the Company, the amount of fees paid to Ernst & Young by the Company, Ernst & Young’s policies and procedures designed to prevent conflicts of interest, any business or personal relationship Ernst & Young may have with any member of the Compensation Committee, any stock of the Company owned by Ernst & Young, and any business or personal relationship Ernst & Young has with any of the Named Executive Officers. Following that review, the Compensation Committee concluded that Ernst & Young’s work for the Compensation Committee does not raise a conflict of interest.

The Compensation Committee also is responsible for recommending to the Board for approval the performance evaluation and compensation adjustments for Mr. Hook, our President & Chief Executive Officer. For the remaining Named Executive Officers, Mr. Hook makes recommendations regarding performance and compensation adjustments to the Compensation Committee for approval. Grants of equity-based compensation are approved by the Compensation Committee in accordance with long-term incentive programs established by the Compensation Committee with the assistance of Ernst & Young. Although not required by our long-term incentive plans, the Board has provided final approval on the equity-based compensation awards for our senior level executives.

During 2013, Michelle Graham, Senior Vice President of Human Resources and Timothy G. McEvoy, Senior Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

The Compensation Committee compares our programs and performance against a peer group of companies. The companies selected to be in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered in evaluating companies for our peer group included revenue size and growth rate, return on equity, net income, earnings per share (“EPS”) growth, average gross margins and enterprise value. Additionally, the Compensation Committee took into consideration companies identified as peers of our peers, peers by our analysts and certain governance rating agencies. The Compensation Committee typically reevaluates the peer group every two to three years or sooner if a peer group company is acquired or if an event occurs such that the companies in the peer group are no longer comparable to our Company. The companies comprising our current compensation peer group are as follows:

Analogic Corporation	Merit Medical Systems, Inc.
ArthroCare Corporation	NuVasive, Inc.
CONMED Corporation	Orthofix International
CTS Corporation	Symmetry Medical, Inc.
Haemonetics Corporation	Thoratec Corporation
Integra LifeSciences Holdings Corporation	West Pharmaceutical Services, Inc.
KEMET Corporation	Wright Medical Group, Inc.
Masimo Corporation

The Compensation Committee believes this is an appropriate size for a peer group in order to obtain a representative sample of our competitive market.

In 2012, the Compensation Committee engaged Ernst and Young to perform a market study related to the compensation of the Named Executive Officers. The 2013 compensation packages for our Named Executive Officers were based in part on the 2012 market study, which utilized peer group compensation data supplemented by market survey data and which was adjusted for factors such as prior individual experience and performance and expected future contributions, performance of our Company, internal equity considerations within our Company and the degree of difficulty in replacing the executive.

The 2012 market study, which provided base salary, total cash compensation and total direct compensation analysis, utilized proxy data of our peer group and survey data from the following sources:

Title	Publisher	Year
Executive Compensation Assessor	Economic Research Institute	2012
Executive Survey Report	Mercer HR Consulting	2012
Survey Report on Top Management Compensation	Towers Watson Data Services	2012
Salary Budget Survey	WorldatWork	2012-13

In prior years, the Ernst & Young analysis has also utilized various analytical tools, including total remuneration analysis and tally sheets, in determining recommended compensation levels (cash, equity, benefits and perquisites) provided to the Named Executive Officers, as well as the impact of the Company’s performance on compensation. Additionally, internal pay equity analysis and equity wealth accumulation and sensitivity analysis were also performed.

The Compensation Committee sets the performance goals for annual cash incentives based upon prior year performance, the Company’s plan for the current year and the level of risk and stretch goals included in those plans, estimated industry and category performance, and the Board’s desire for continuous and meaningful performance improvement. Industry and category performance considered includes the performance of our largest customers supplemented by performance information of our peer group, as well as the growth rates of our largest markets (Cardiac, Vascular and Orthopaedic, Energy and Portable Medical). The performance goals for long-term equity incentives are based upon relative total stockholder return (“TSR”) versus the peer group described above.

Base Salary

We provide our senior level executives with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The target salary for our senior level executives is based in part on the competitive market median of our compensation peer group, supplemented by published survey data. Our general practice is to be within 90% to 110% of the competitive market median. In addition to the factors listed above, actual base salaries may differ from the competitive market median target as a result of various other factors including prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and in the case of Mr. Hook, by the Board. The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the median competitive market rates. However, base salary increases are reviewed on an individual basis and adjusted accordingly for performance. The base salaries for our Named Executive Officers were as follows:

	2011 Base Salary	2012 Base Salary		2013 Base Salary		2014 Base Salary
Thomas J. Hook	$546,000	$546,000		$700,000	(1)	$700,000
Michael Dinkins(2)	NA	360,000		366,120		375,273
Mauricio Arellano	325,000	325,000		328,250		339,082
Michelle Graham	250,000	250,000		258,750		269,100
Timothy McEvoy	237,000	237,000		242,925		250,213
Susan M. Bratton	275,600	295,000	(3)	310,000	(3)	NA	(4)

(1)	Mr. Hook entered into a new employment agreement with the Company effective August 5, 2013. In accordance to the terms of the agreement, his base salary was increased from $559,650 to $700,000 which placed him at 94% of the median of our peer group.
(2)	Mr. Dinkins was appointed Chief Financial Officer on May 7, 2012,
(3)	Increase due to promotion or increase in responsibility.
(4)	Ms. Bratton served as Executive Vice President for Business Development through her retirement on October 31, 2013.

For 2013 and 2014, base salaries for the Named Executive Officers were increased to reflect a competitive market increase for companies with similar performance to ours as well as individual performance. Mr. Hook’s base pay was adjusted at the time of his employment contract renegotiation.

Annual Cash Incentives

Overview. During 2013, our Named Executive Officers received payments under our Greatbatch Growth Bonus Plan (“G2B Plan”). The payment of annual cash incentives for senior level executives, including our Named Executive Officers, is based upon the achievement of financial performance metrics of the Company and is governed by our G²B Plan which replaced our Short-Term Incentive Compensation Program (“STIC Program”). The objective of the G²B Plan is to provide a target level of performance-based cash compensation at the median of our competitive market with the opportunity for above median compensation if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal and any amount greater than the target is believed to be a “stretch” goal. For our U.S. based associates a portion of their G²B payment is made in the form of Common Stock contributed to their accounts under our 401(k) Plan. See further discussion regarding retirement benefits in the “Retirement and Change in Control Agreements” section.

G²B Plan awards for the Named Executive Officers are based upon Company-wide performance metrics. For other senior level executives, G²B Plan awards are based on Company-wide performance metrics and individual performance. In general, we believe that the higher the level of an associate, the more that the G²B Plan award should be based upon the performance of the overall Company. G²B Plan compensation is based upon the achievement of various performance metrics and can vary significantly from year to year.

G²B Plan awards for our Named Executive Officers are calculated based upon the following formula:

Total Available Award (TAA) = (Base Salary x Individual G²B Plan %) x G²B Plan Funding %

G²B Plan Funding %. Overall funding of the G²B Plan is based upon Company-wide performance measures as recommended by the Compensation Committee and is generally approved by the Board at its first meeting each year. Funding of the G²B Plan is calculated in accordance with the following scale:

Achievement of Performance Measure	Funding %
Less than Threshold	0%
Threshold—100%	50%—100%
100%—Maximum	100%—195%

For 2013, the G²B Plan funding percentage was based upon two financial metrics, total revenue (25%) and adjusted operating income (75%). In addition, if the adjusted operating income threshold had not been achieved, no portion of the G²B Plan would have been funded. Once the adjusted operating income metric is achieved the plan funding begins at 50%. The Compensation Committee believes that these performance metrics are appropriate as they are relevant to the broad group of managers to which the G²B Plan applies and are key metrics to drive stockholder value. The Compensation Committee also believes that these metrics are aligned with the Company’s strategic objective of growing revenue and profitability. The weighting between revenue and adjusted operating income puts more emphasis on profitability and is believed to be more directly aligned with the interest of stockholders.

For 2013, the G²B Plan was funded and the individual metric achievement percentages were determined as follows:

	2013
	Revenue (25%)		Adjusted OI (75%)
Threshold	$646.4M	50.0%	$74.0M	50.0%
Actual	$663.9M	84.1%	$82.9M	96.4%
Target	$672.1M	100.0%	$83.6M	100.0%
Maximum	$697.8M	195.0%	$99.8M	195.0%
Weighted Average G2B Funding	93.3%

Adjusted operating income differs from operating income under generally accepted accounting principles (“GAAP”) primarily as a result of the exclusion of: (i) acquisition-related charges; (ii) facility consolidation, manufacturing transfer and system integration charges; (iii) asset write-down and disposition charges; (iv) severance charges in connection with corporate realignments or a reduction in force; (v) litigation charges and gains; (vi) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt; (vii) unusual or infrequently occurring items; (viii) certain RD&E expenditures, such as design verification testing (“DVT”) expenses incurred in connection with the development of our neuromodulation platform; (ix) gain/loss on the sale of investments; (x) the income tax (benefit) related to these adjustments and (xi) certain tax charges related to the consolidation of our Swiss Orthopaedic facility. All of these adjustments were reviewed and approved by the Compensation Committee. See “Strategic and Financial Overview” in Item 7 of our 2013 Form 10-K for a reconciliation of adjusted operating income amounts to GAAP operating income.

Individual G2B. Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target payout. The individual target payout for our Named Executive Officers was determined by the Compensation Committee in order to provide targeted total cash compensation (base salary + cash incentive) at the median of our competitive market.

The target payout as a percentage of base salary for our Named Executive Officers is as follows:

	G2B	G2B
	2013	2014
President & CEO	90%	90%
CFO	75%	75%
Mauricio Arellano	75%	75%
Michelle Graham	70%	70%
Timothy G. McEvoy	65%	65%
Susan M. Bratton	75%	NA (1)

(1)	Ms. Bratton is not eligible for an award in 2014 due to her retirement on October 31, 2013.

Illustrative Computation of 2013 G2B Award for Thomas J. Hook:

Total Available Award = (Base Salary prorated ($616,330) x Individual G2B % (90%)) x G2B Funding % (93.3%) = $517,532

Annual cash incentives for our Named Executive Officers are calculated with reference to the G²B plan but awarded pursuant to the Company’s Executive Short-Term Incentive Compensation Plan, which was approved by stockholders at our 2012 Annual Meeting in order to meet the requirements under Internal Revenue Code (“IRC”) §162(m). Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Historically, our deductions for executive compensation have not been materially impacted by IRC §162(m). However in 2013, $1.7 million of compensation related to two of our Named Executive Officers was not deductible for tax purposes as it exceeded §162(m) limits.

Long-Term Equity Awards (“LTI”)

Overview. In addition to cash incentives, we also compensate senior level executives, including our Named Executive Officers, with long-term equity awards (“LTI”). These awards are designed to align management’s performance incentives with the interests of our stockholders. Additionally, they are used as a recruiting and retention tool.

Award Levels. The LTI Program includes time and performance-based awards. The objective of the time-based award is to provide total direct compensation, when combined with the executive’s base salary and G2B Program award at target, at the median percentile of our competitive market. The objective of the performance-based award is to provide a supplemental award that targets total direct compensation at the 60th percentile of our competitive market and targets the 75th percentile if the maximum performance level is achieved. The maximum award granted each year is reviewed on an individual basis and can be adjusted accordingly for performance towards objectives.

The individual award opportunity under the LTI Program is expressed as a percentage of the Named Executive Officer’s salary as follows:

	Maximum				2014
	2011(1)	2012	2013		Threshold	Target	Maximum
President & CEO	430%	430%	430%		108%	269%	430%
CFO(2)	N/A	260%	260%		65%	163%	260%
Mauricio Arellano	260%	260%	260%		65%	163%	260%
Michelle Graham	230%	230%	230%		58%	144%	230%
Timothy G. McEvoy	120%	120%	120%		30%	75%	120%
Susan M. Bratton	230%	230%	260	%(3)	NA (4)	NA (4)	NA (4)

(1)	The 2011-2013 LTI Program matured on January 3, 2014. The TSR was in the 75th percentile of our peer group and accordingly vested at 100% of maximum on January 16, 2014.
(2)	Mr. Dinkins was appointed Chief Financial Officer on May 7, 2012.
(3)	Included a 30% promotional increase over the prior year’s level.
(4)	Ms. Bratton is not eligible for an award in 2014 due to her retirement on October 31, 2013.

Time-Based Awards. The time-based portion of the LTI Program awards was determined based upon the following formula:

Maximum Time Award (MTA) = (Base Salary x Individual Maximum Award %) x 25%

Non-Qualified Stock Option Grant = (MTA) ÷ Grant Date Black-Scholes Value

We utilize the Black-Scholes option pricing model to estimate the fair value of stock options granted for financial statement reporting purposes as allowed under GAAP. See Note 11 of the Notes to the Consolidated Financial Statements contained in Item 8 of our 2013 Form 10-K for further explanation of the assumptions and methodology for determining the fair value of stock options granted.

The time-based portion of the LTI Program awards vests in three equal annual installments on the last day of each fiscal year, beginning in the year of grant. The time-based portion of the LTI Program award are issued in the form of non-qualified stock options to provide a balance between the amount of stock options and full-value awards provided to senior management and to align their interests with those of stockholders.

Performance-Based Awards. The maximum performance-based portion of the LTI Program awards, which is granted 100% in restricted stock units, will be determined based upon the following formula:

Maximum Performance Award (MPA) = (Base Salary x Individual Maximum Award %) x 75%

Restricted Stock Unit Grant = MPA ÷ Grant Date Closing Stock Price

The performance metric for these awards is TSR relative to our peer group for a three-year performance period. In measuring TSR, the peer group is set at the award date and does not change unless a peer group company is acquired, in which case that company is removed entirely from the performance measurement period. Relative TSR was selected as the Compensation Committee believed it most closely aligns the interests of management with those of stockholders and, since this is a long-term measure, drives appropriate risk taking. LTI performance awards will vest at the end of the three-year performance period as follows:

TSR Performance Rank	Vesting Amount
25th Percentile	5.3% of MPA (Threshold Shares)
25th Percentile—75th Percentile	Calculation between Threshold and Maximum Shares
75th Percentile and above	100% of MPA (Maximum Shares)

Illustrative Computation of 2013 LTI Program Award for Thomas J. Hook:

Maximum Time Award (MTA) = ($559,650 x 430%) x 25% = $601,624

Non-Qualified Stock Option Grant = ($601,624) ÷ $8.2572 = 72,860 stock options

Maximum Performance Award (MPA) = ($559,650 x 430%) x 75% = $1,804,871

Restricted Stock Unit Grant = $1,804,871 ÷ $23.24 = 77,662 restricted stock units

Threshold Performance Award (TPA) = (($559,650 x 430%) x 75%) x 5.333% = $96,260

Restricted Stock Unit Grant = $96,260 ÷ $23.24 = 4,141 restricted stock units

Other Equity-Based Compensation. In addition to the LTI Program, senior level executives may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of restricted stock units.

Equity Available for Grant. Currently, there are not enough shares available under our stock incentive plans to completely fund our equity award programs. Accordingly, a proposal has been submitted to stockholders in this proxy statement to approve an amendment to the 2011 Stock Incentive Plan to increase the number of shares available for issuance from 1,000,000 shares to 1,350,000 shares. The 2011 Plan was designed by the Compensation Committee, with the assistance of management and reviewed by Ernst & Young. In determining the amount of shares under this plan, we considered the historical burn-rate of the Company’s equity compensation plans, the potential dilution and stockholder value transfer as a result of this plan and the one-year and three-year TSR of the Company. These metrics were compared to our industry and peer group and are often used by institutional investors when analyzing our plans.

Our equity-based compensation plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by our Board. Historically, we have granted associates equity-based compensation in the form of non-qualified and incentive stock options, restricted stock and restricted stock units. Annual equity-based awards are granted in December, and are effective on the first day of the new fiscal year. The Board typically meets five times per year based upon a schedule determined several months in advance. Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental. All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date.

Upon the death or disability of an associate, all outstanding time-based awards immediately vest and all outstanding performance-based awards immediately vest at the target level applicable to such performance-based awards. All vested equity awards expire at various times following the event, up to one year, based upon the terms of the equity plan they were awarded from. In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s performance-based awards that were awarded more than one year before the date of termination will remain outstanding. These awards will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such performance-based awards.

For associates who meet the eligibility requirements for retirement, all outstanding time-based awards immediately vest and a pro-rated portion of outstanding performance-based awards held by such associate continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such performance-based awards. See further discussion regarding retirement benefits in the “Retirement and Change in Control Agreements” section.

In the event of a change in control, as defined in the respective plan agreement, unless determined otherwise by the Compensation Committee, all unvested equity awards issued prior to 2012 immediately vest. For awards made beginning in 2012, unless determined otherwise by the Compensation Committee, all unvested time-based equity awards granted will immediately vest upon a change in control, but only the portion of unvested performance-based equity awards that would have vested under the original plan design will immediately vest. See further discussion regarding change in control benefits in the “Retirement and Change in Control Agreements” section.

We believe that a majority of the compensation expense arising from stock options granted under the 2005, 2009 and 2011 Stock Incentive Plans is deductible for tax purposes and is not limited by IRC §162(m). Our deductions for time-based restricted stock and restricted stock units may be limited in the future under IRC §162(m). The Compensation Committee considers the potential non-deductibility of stock incentive awards under IRC §162(m) when setting award levels. The Compensation Committee believes that our equity programs are properly designed for the retention and incentivizing of senior management, which is in the best interest of stockholders even if IRC §162(m) limits are periodically exceeded and the tax deductions are limited.

Compensation Recoupment Policy. The Company has adopted a compensation recoupment, or clawback, policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

In addition, the Dodd-Frank Act provides that the SEC shall issue regulations requiring issuers to seek recovery from executive officers in certain circumstances involving financial restatements. As of now, the SEC has not issued any regulations implementing this portion of the Dodd-Frank Act. Once the SEC issues regulations or guidance regarding the required form of a clawback policy under the Dodd-Frank Act, we expect to amend our clawback policy accordingly.

Share Ownership

Share Ownership and Holding Period Guidelines. In order to align the interests of our senior level executives with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines.

For purposes of measuring compliance with these guidelines, shares owned directly or indirectly by the participant or his or her immediate family members, as well as unvested time-based restricted stock and shares underlying restricted stock units issued under our long-term equity compensation programs are considered “owned.” Unexercised stock options and unvested performance-based restricted stock and restricted stock units do not count toward satisfying the guidelines.

The following table provides the status of our Named Executive Officers toward achieving the ownership guidelines as well as the ownership requirement which is calculated as a multiple of base salary:

As of January 3, 2014

Named Executive Officers	% of Ownership Guideline Achieved	Multiple of Base Salary
Thomas J. Hook	Achieved	5.0x
Michael Dinkins (1)	47%	2.5x
Mauricio Arellano	Achieved	2.5x
Michelle Graham	Achieved	2.5x
Timothy G. McEvoy	Achieved	2.0x

(1)	Appointed as CFO on May 7, 2012.

The ownership guidelines also contain a holding period requirement for equity awards. Senior level executives are required to hold vested stock options, vested shares of restricted stock and shares issued on vesting of restricted stock units, net of applicable taxes, for one year following the vesting date.

Pledging and Hedging Policy. The Company considers it improper and inappropriate for any director, executive officer or associate to engage in short-term or speculative transactions in the Common Stock. We therefore prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in our Common Stock. We also strongly discourage directors, executive officers and other associates from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow a person to continue to own the covered securities but without the full risks and rewards of ownership. Any director or executive officer wishing to enter into such a hedging arrangement must first pre-clear the proposed transaction with the Company’s Chief Financial Officer or General Counsel.

Retirement and Change in Control Agreements

Overview. We believe that it is in the best interest of our Company and stockholders to have the dedication of our senior level executives, without the distraction of personal uncertainties such as retirement or a change in control. We have designed our retirement and other post-employment benefit programs to reduce these distractions. We believe our programs allow for a smooth transition in the event of retirement or a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies.

We do not offer our U.S. based associates defined benefit pension or deferred compensation benefits as these plans are more expensive to administer in comparison to the programs that we do offer. When designing our retirement and other post-employment benefit programs we consider IRC §409A and continue to evaluate our programs in light of the guidance issued under that rule.

Retirement. All associates who are at least 59 1⁄2 years of age with a combination of age and length of service equal to at least 69 1⁄2 years are eligible to receive the following retirement benefits under our stock incentive plans:

•	accelerated vesting of all outstanding time-based stock incentive awards;

•	partial continuation of all outstanding performance-based stock incentive awards, subject to the actual performance metrics achieved; and

•	extension of the time eligible to exercise outstanding stock options.

401(k) Plan. Nearly all of our U.S. based associates are eligible to participate in our defined contribution 401(k) Plan. This plan provides for the deferral of associate compensation up to the maximum IRC limit and a discretionary Company match. From 2011 to 2013, this match was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.

In addition to the discretionary Company match described above, U.S. based associates are eligible to receive an additional contribution under the G2B Plan of up to 4% of their base salary to the 401(k) Plan if certain performance metrics are achieved, as described in the Annual Cash Incentives section above.

Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) Plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “highly compensated” associates will be returned to the respective associate in order to ensure compliance.

Participants immediately vest in their own contributions and earnings and in the Company’s matching and stock contributions to the 401(k) Plan.

Change in Control Agreements. We employ change in control agreements for a very limited number of key executives, including our Named Executive Officers, to retain our leadership in the event of a change in control and also to provide them with financial security in case of a loss of employment. These agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our agreements only provide benefits if there is both a change in control of the Company and termination of employment other than for cause. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates the agreement for good reason, then the executive will be entitled to certain benefits to be paid in a lump sum in cash. The most significant components of those benefits are as follows:

•	two times annual salary;

•	two times the greater of (i) average bonus for the three year period prior to the date of termination or (ii) current year G2B Plan award at the target level;

•	$25,000 for outplacement services;

•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning);

•	immediate vesting of all time-based equity awards as well as performance-based equity awards granted prior to 2012, with vesting of performance-based awards granted in 2012 or later based on actual performance through the change in control, except as otherwise provided in the applicable award agreement; and

•	reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.

Our change in control agreements entered into prior to 2011 provide that the Company will make the executive whole for any golden parachute excise tax imposed on a change in control payment, unless the payments are less than 110% of the safe harbor amount. An executive is not entitled to this gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payment due to the executive would be reduced to the safe harbor threshold. During 2011, the Compensation Committee amended the change in control agreements with our Named Executive Officers in order to make them more fully compliant with IRC §409A, to provide greater clarity from an IRC §409A perspective and to reduce the tax exposure of both the officer and the Company if challenged by the Internal Revenue Service.

Additionally, during 2011, the Compensation Committee amended the form of change in control agreement, which is provided to prospective executives joining the Company after 2011, to eliminate the gross-up language found in the existing agreements with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant. This new form of change in control agreement is applicable to Mr. Dinkins.

Based upon the hypothetical termination date of January 3, 2014, the change in control termination benefits for our Named Executive Officers would be as follows:

		Acceleration
		of Stock-			Tax Gross-
	Salary &	Based	Continuance	Outplacement	Up (Modified
	Bonus	Awards(1)	of Benefits(2)	Services	Cut-Back)	Total
Thomas J. Hook	$2,660,000	$8,735,624	$272,318	$25,000	$4,134,037	$15,826,979
Michael Dinkins	1,281,420	1,882,731	37,873	25,000	—	3,227,024
Mauricio Arellano	1,148,875	3,658,742	200,742	25,000	1,583,979	6,617,338
Michelle Graham	879,750	2,007,271	80,919	25,000	1,417,831	4,410,771
Timothy G. McEvoy	801,653	990,260	214,444	25,000	893,241	2,924,598

(1)	Based upon our closing stock price of $43.80 per share as of January 3, 2014 (the last day of our 2013 fiscal year).
(2)	Includes the continuation of all benefits described in the Other Executive Perquisites section below for a period of two years.

In designing these agreements, we considered IRC §280G. IRC §280G denies a tax deduction for any and all excess golden parachute payments for corporations undergoing a change in control. In addition, the recipient of such payment must pay a 20% excise tax on the amount of the payment. IRC §280G provides a safe harbor from this excise tax if the present value of any parachute payments under a change in control does not exceed certain thresholds as defined in the IRC.

Other Executive Perquisites

In addition to the elements of compensation discussed above, we also provide senior level executives with various other benefits as follows:

•	Education Reimbursement

•	Life Insurance

•	Long-Term Disability

•	Executive Financial Planning

•	Executive Physicals

•	Relocation

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives. These benefits also reduce the amount of time and attention that senior level executives must spend on personal matters and allow them to dedicate more time to our Company. We believe that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.

Education Reimbursement. All associates and dependents of certain associates are eligible to participate in our Education Reimbursement Program. This program is provided to support our innovation and commitment to continuous improvement. We believe that education will support the development of our associates for new positions and enhance their contributions to the achievement of our strategic goals.

Under our Education Reimbursement Program, we reimburse the cost of tuition, textbooks and laboratory fees for all of our associates and dependents of certain associates. All full-time associates are eligible for 100% reimbursement upon the successful completion of job related courses or degree programs. The dependent children benefit for certain associates relates to post-secondary education and vests on a straight-line basis over ten years. For associates hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is based on the cost of tuition at the recognized local state university. For associates hired prior to January 1, 2003 and for all of the Named Executive Officers, there is no maximum limit for dependent children reimbursement. This dependent tuition reimbursement program was frozen on December 14, 2011 and is now limited to those U.S. associates who were employed by the Company as of that date. Minimum academic achievement is required in order to receive reimbursement under all Education Reimbursement Programs. In fiscal 2013, Mr. Hook and Mr. McEvoy were the only Named Executive Officers who received benefits under this program.

Life Insurance. Our executive officers receive term life insurance paid by the Company of $5 million for the President and Chief Executive Officer and $1 million for other executive officers. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.

Long-Term Disability. Our executive officers receive long-term disability insurance paid by the Company equal to 60% of salary plus an average of the last two years cash incentive (G2B) award, with no cap. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.

Executive Financial Planning. All senior level executives, except the CEO, are eligible for reimbursement of financial planning services. Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years. Qualified expenses include income tax preparation, estate planning and investment planning, among others.

Executive Physicals. We provide senior level executives with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical wellbeing and health of our senior level executives.

Relocation. Reimbursement for relocation expenses for senior level executives is made in accordance with our Executive Relocation Program. This program allows senior level executives to remain as productive as possible during the relocation transition. We provide a miscellaneous allowance equal to two month’s base salary (not to exceed $30,000) and up to three house hunting trips. Additionally, we will pay for temporary lodging and unavoidable storage for up to 90 days, and we will pay for duplicate housing expense for up to 180 days if the current home has been listed for 30 days and a new home has been purchased. We also offer “Loss on Sale Protection” under which we will reimburse up to $100,000 on the loss on sale of the current residence. All reimbursed amounts are to be repaid if the senior level executive voluntarily terminates his or her employment within 24 months of relocation. In 2013, Mr. Hook was the only Named Executive Officer who received benefits under this program.

Other Benefits. Senior level executives also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, wellness incentives and paid time off.

Employment Agreement

In general, we do not offer our associates employment agreements. None of our Named Executive Officers other than Mr. Hook was covered by an employment agreement in fiscal year 2013. On August 5, 2013, the Company entered into a new employment agreement with Mr. Hook in order to secure his continuing service as President & Chief Executive Officer. In addition to the benefits discussed in this section, the agreement provides for the following:

•	Term extends through August 4, 2016;

•	In the event of death or permanent disability: (i) salary and benefits (only health insurance in the event of death) will continue for one year; and (ii) immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics;

•	In the event of termination without cause or with good reason as defined in the agreement: (i) one year salary; (ii) severance payment equal to 88% of base salary; and (iii) immediate vesting of all time-based equity awards and the continuation of a pro-rated number of performance awards, subject to achievement of the performance metrics;

•	Right to exercise vested options upon termination is extended to twelve months; and

•	Unless Mr. Hook is terminated without cause, he will be subject to a non-compete agreement during the term of the employment agreement and 24 months from the date of last payment under the contract.

The following table presents the benefits that would be received by Mr. Hook under his employment agreement in the event of a hypothetical termination as of January 3, 2014:

		Acceleration of
		Stock-Based	Continuance of
	Salary	Awards (1)	Benefits (2)	Severance	Total
Permanent Disability	$700,000	$7,124,128	$119,744	$—	$7,943,872
Death	700,000	7,124,128	11,352	—	7,835,480
Termination Without Cause	700,000	8,735,624	—	616,000	10,051,624
Termination With Good Reason	700,000	8,735,624	—	616,000	10,051,624
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $43.80 per share as of January 3, 2014 (the last day of our fiscal year).
(2)	Includes the continuation of all benefits described in the Other Personal Benefits section above.

Severance Benefits

We currently do not have a formal severance plan for our associates. In the past, we have provided post-employment severance benefits to our associates who are terminated in connection with a reduction-in-force or corporate reorganization. Generally, these benefit amounts are based upon length of service and position level with the Company. Severance payments are at the discretion of management.

The offer letters of Michael Dinkins, Executive Vice President & Chief Financial Officer, and Michelle Graham, Senior Vice President, Human Resources, provide that in the event that the Company terminates their employment for any reason other than cause, as defined in their offer letters, they will be entitled to salary, health and medical benefit continuation for a period of one year following the date of termination. In the event of a hypothetical termination by the Company for any reason other than cause as of January 3, 2014, Mr. Dinkins would be entitled to a payment of approximately $375,000 and Ms. Graham would be entitled to a payment of approximately $270,000. It is expected that all other executive officers of the Company would receive similar severance arrangements.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectively submitted,

Peter H. Soderberg (Chair)

Pamela G. Bailey

Joseph W. Dziedzic

William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior executives of the Company. The Company uses a combination of fixed and variable and short and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this Proxy Statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

COMPENSATION TABLES

2013 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2013, 2012 and 2011.

						Non-Equity
						Incentive
Name and Principal				Stock	Option	Plan	All Other
Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Comp.(5)	Comp.(8)	Total
Thomas J. Hook	2013	$616,330	$—	$1,231,719	$601,622	$508,097	$456,716	$3,414,484
President &	2012	546,000	—	1,819,035	586,947	296,545	333,466	3,581,993
Chief Executive Officer	2011	546,000	—	1,484,509	586,943	464,982	146,099	3,228,533
Michael Dinkins (6)	2013	366,120	—	487,219	237,974	246,757	29,923	1,367,993
Senior Vice President &	2012	235,385	—	471,271	233,997	102,310	198,283	1,241,246
Chief Financial Officer
Mauricio Arellano	2013	328,250	—	436,816	213,359	220,258	55,791	1,254,474
Executive Vice President,	2012	325,000	—	988,727	211,243	143,993	253,264	1,922,227
Global Operations	2011	325,000	—	447,689	211,244	227,932	39,238	1,251,103
Michelle Graham	2013	258,750	—	304,591	148,779	159,555	32,908	904,583
Senior Vice President,	2012	250,000	—	298,549	143,745	101,643	23,764	817,701
Human Resources	2011	250,000	50,000	304,640	143,743	162,809	22,367	933,559
Timothy G. McEvoy	2013	242,925	—	149,195	72,870	138,086	98,674	701,750
Senior Vice President,	2012	237,000	—	147,660	71,097	88,899	99,973	644,629
General Counsel & Secretary	2011	237,000	—	150,674	71,099	142,470	41,725	642,968
Susan M. Bratton(7)	2013	261,115	—	873,790	815,073	—	1,755,281	3,705,259
Former EVP	2012	292,796	—	329,118	158,465	120,906	36,093	937,378
Business Development	2011	275,600	—	335,826	158,468	179,480	36,109	985,483

(1)	Amounts represent the dollar value of base salary earned during fiscal years 2013, 2012, and 2011.
(2)	Amounts represent payments made in connection with Ms. Graham’s acceptance of employment in December 2010.
(3)	Amounts represent the aggregate grant date fair value of stock awards granted. The valuation of restricted stock and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 4, 2014. Mr. Arellano’s 2012 amount includes $550,000 related to a grant of restricted stock units in connection with his accomplishments during his first year as President of Greatbatch Medical that vest over three years. Mr. Hook’s 2012 amount includes $600,000 related to a one-time grant of restricted stock units that vest over four years.
(4)	Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 4, 2014.
(5)	Amounts represent cash awards earned under our G2B/STIC Programs and does not include the portion of the G2B/STIC Program award paid in the form of Greatbatch stock to the respective executives’ 401(k) account, which is included in All Other Comp. See “Annual Cash Incentives” section of the CD&A for a discussion of this program.
(6)	Mr. Dinkins was appointed Chief Financial Officer on May 7, 2012.
(7)	Ms. Bratton served as Executive Vice President for Business Development through her retirement on October 31, 2013. Amounts include $1.1 million of stock-based modification expense and a $1.7 million cash payment made in connection with her retirement as permitted by the Company’s incentive plans.

(8)	Items included in All Other Compensation were as follows:

				Long-Term
			Term Life	Disability
		401(k)	Insurance	Insurance	Tax		Excess
	Year	Contribution	Premiums	Premiums	Gross-Up	Perquisites	Vacation	Other	Total
Thomas J. Hook	2013	$14,685	$16,300	$18,408	$20,692	$333,889	$52,042	$700	$456,716
	2012	11,408	16,300	17,945	19,642	232,384	35,787	—	333,466
	2011	17,645	13,250	12,582	15,486	48,570	38,566	—	146,099
Michael Dinkins	2013	14,247	4,468	4,769	3,477	—	2,962	—	29,923
	2012	7,833	—	1,075	387	188,988	—	—	198,283
Mauricio Arellano	2013	13,110	1,740	7,092	3,325	—	30,524	—	55,791
	2012	9,728	1,740	7,852	3,450	215,443	15,051	—	253,264
	2011	17,645	1,740	6,653	5,031	—	8,169	—	39,238
Michelle Graham	2013	14,685	1,048	6,346	4,337	—	6,092	400	32,908
	2012	11,257	1,048	6,820	4,439	—	—	200	23,764
	2011	17,548	1,048	1,965	1,806	—	—	—	22,367
Timothy G. McEvoy	2013	14,066	1,540	5,176	3,939	68,147	6,706	100	99,674
	2012	10,721	1,540	7,764	5,249	68,258	6,441	—	99,973
	2011	17,287	1,540	7,565	5,459	—	8,874	1,000	41,725
Susan M. Bratton	2013	5,250	1,420	8,936	6,074	—	33,601	1,700,000	1,755,281
	2012	11,408	1,420	10,012	6,450	—	6,403	400	36,093
	2011	17,645	1,420	8,771	6,109	—	2,164	—	36,109

Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000. The perquisites included are set forth in the table below. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except to the extent of the dollar values described below:

			Dependent		Service		Tax
		Executive	Education		Awards/	Personal	Preparation /
	Year	Physical	Reimbursement(1)	Relocation	Gifts	Travel	Planning
Thomas J. Hook	2013		$116,787	$217,052	X
	2012		83,982	145,928	X	X
	2011	$5,367	39,387			X
Michael Dinkins	2012	X		185,513
Mauricio Arellano	2012			214,568	X
Timothy G. McEvoy	2013		66,397		X		X
	2012	X	63,185		X		X

(1)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See the discussion under the heading “Education Reimbursement” section of the CD&A.

2013 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2013. The 2013 awards for the Named Executive Officers were approved on December 5, 2012 and had a grant date of December 31, 2012 (first day of the Company’s 2013 fiscal year). All stock-based awards in 2013 were granted from our 2005 Stock Incentive Plan, our 2009 Stock Incentive Plan or our 2011 Stock Incentive Plan. Under these plans, all stock options expire 10 years from the date of grant. Based upon our stock incentive plans and change in control agreements in place with our Named Executive Officers, acceleration of vesting occurs for all time-based awards and a partial vesting for all performance-based awards upon death, disability, retirement or a change of control. Prior to vesting, associates who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company with respect to those shares, including the right to receive dividends and vote. We did not pay any cash dividends in 2013 and currently intend to retain all earnings to further develop and grow our business.

								All Other	All Other
								Stock	Option		Grant
		Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			Awards: Number of Shares	Awards: Number of Securities	Exercise Price of	Date Fair Value of Stock and
		Awards(1)			Awards(2)			of Stock	Underlying	Option	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options(3)	Awards	Awards(4)
					(#)	(#)	(#)	(#)	(#)	($/Sh)
Thomas J. Hook		$277,349	$554,697	$1,081,659	—	—	—	—	—	$—	$—
	12/31/2012	—	—	—	4,141	38,831	77,662	—	72,860	23.24	1,833,341
Michael Dinkins		137,295	274,590	535,451	—	—	—	—	—	—	—
	12/31/2012	—	—	—	1,638	15,360	30,720	—	28,820	23.24	725,193
Mauricio Arellano		123,094	246,188	480,067	—	—	—	—	—	—	—
	12/31/2012	—	—	—	1,468	13,771	27,542	—	25,839	23.24	650,175
Michelle Graham		90,563	181,125	353,194	—	—	—	—	—	—	—
	12/31/2012	—	—	—	1,024	9,602	19,205	—	18,018	23.24	453,370
Timothy G. McEvoy		78,951	157,901	307,907	—	—	—	—	—	—	—
	12/31/2012	—	—	—	501	4,703	9,407	—	8,825	23.24	222,065
Susan Bratton		—	—	—	—	—	—	—	—	—	—
	12/31/2012	—	—	—	1,387	13,005	26,011	—	24,402	23.24	614,027

(1)	Amounts represent potential 2013 cash awards under our G2B Plan. Awards range from 50% to 195% of the target amount depending on the actual performance metric that is achieved. Award would be $0 if the threshold amount is not achieved–see “Annual Cash Incentives” section of the CD&A for discussion of this program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned in 2013, which were paid in 2014.
(2)	Amounts represent 2013 performance-based restricted stock units that were awarded under our LTI Program. The 2013 LTI Program awards vest on January 1, 2016 depending on the actual performance metric that is achieved. Award would be 0 shares if the threshold amount is not achieved. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.
(3)	The 2013 grants represent non-qualified stock option awards that were granted under our LTI Program and vest 33% at the end of each year, including the year of grant. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.
(4)	The valuation of stock options and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 4, 2014.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table summarizes the stock option, restricted stock and restricted stock unit awards outstanding for each of the Named Executive Officers as of January 3, 2014.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Thomas J. Hook
	3/31/2005	18,742	—	—	$18.24	3/30/2015	1/1/2011	—	—	72,913	$3,193,589
	5/24/2005	500	—	—	24.62	5/23/2015	1/2/2012	—	—	79,676	3,489,809
	6/8/2005	25,431	—	—	23.60	6/7/2015	3/6/2012	12,793	$560,333	—	—
	2/12/2006	25,225	—	—	25.22	2/11/2016	12/31/2012	—	—	77,662	3,401,596
	8/8/2006	66,996	—	—	22.38	8/7/2016	—	—	—	—	—
	3/6/2007	31,481	—	—	25.50	3/5/2017	—	—	—	—	—
	3/4/2008	43,417	—	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	26,449	—	—	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	33,874	—	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	17,548	—	—	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	34,337	—	—	20.84	3/9/2020	—	—	—	—	—
	4/11/2010	50,000	—	—	21.37	4/10/2020	—	—	—	—	—
	1/1/2011	62,658	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	48,168	24,085	—	22.10	1/1/2022	—	—	—	—	—
	12/31/2012	24,286	48,574	—	23.24	12/30/2022	—	—	—	—	—
Michael Dinkins
	11/7/2008	9,293	—	—	$25.07	11/6/2018	5/7/2012	—	—	30,802	$1,349,128
	11/7/2008	1,041	—	—	25.07	11/6/2018	12/31/2012	—	—	30,720	1,345,536
	1/5/2009	5,767	—	—	26.53	1/4/2019	—	—	—	—	—
	1/4/2010	7,446	—	—	19.55	1/3/2020	—	—	—	—	—
	1/1/2011	6,217	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	3,615	—	—	22.10	1/1/2022	—	—	—	—	—
	5/7/2012	18,656	9,329	—	22.79	5/3/2022	—	—	—	—	—
	12/31/2012	9,606	19,214	—	23.24	12/30/2022	—	—	—	—	—
Mauricio Arellano
	1/1/2011	7,668	—	—	$24.15	12/31/2020	1/1/2011	—	—	26,242	$1,149,400
	1/2/2012	8,668	8,669	—	22.10	1/1/2022	1/2/2012	—	—	28,676	1,256,009
	12/31/2012	8,612	17,227	—	23.24	12/30/2022	2/15/2012	16,612	727,606	—	—
	—	—	—	—	—	—	12/31/2012	—	—	27,542	1,206,340
Michelle Graham
	1/1/2011	15,345	—	—	$24.15	12/31/2020	1/1/2011	—	—	17,857	$782,137
	1/2/2012	11,796	5,899	—	22.10	1/1/2022	1/2/2012	—	—	19,513	854,669
	12/31/2012	6,005	12,013	—	23.24	12/30/2022	12/31/2012	—	—	19,205	841,179

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Timothy G. McEvoy
	3/6/2007	9,776	—	—	$25.50	3/5/2017	1/1/2011	—	—	8,832	$386,842
	5/27/2007	1,644	—	—	29.65	5/26/2017	1/2/2012	—	—	9,651	422,714
	3/4/2008	7,910	—	—	20.14	3/3/2018	12/31/2012	—	—	9,407	412,027
	10/13/2008	3,786	—	—	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	8,686	—	—	26.53	1/4/2019	—	—	—	—	—
	3/10/2010	4,198	—	—	20.84	3/9/2020	—	—	—	—	—
	1/1/2011	7,590	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	5,834	2,918	—	22.10	1/1/2022	—	—	—	—	—
	12/31/2012	2,941	5,884	—	23.24	12/30/2022	—	—	—	—	—
Susan M. Bratton
	2/12/2006	7,686	—	—	$25.22	2/11/2016	1/1/2011	—	—	18,591	$814,286
	8/8/2006	8,142	—	—	22.38	8/7/2016	1/2/2012	—	—	13,146	575,795
	3/6/2007	7,478	—	—	25.50	3/5/2017	12/31/2012	—	—	7,225	316,455
	3/4/2008	10,309	—	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	5,383	—	—	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	8,043	—	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	3,572	—	—	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	9,270	—	—	20.84	3/9/2020	—	—	—	—	—
	1/1/2011	16,917	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	19,507	—	—	22.10	1/1/2022	—	—	—	—	—
	12/31/2012	24,402	—	—	23.24	12/30/2022	—	—	—	—	—

(1)	Time-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule
1/2/12, 5/7/12, 12/31/12	See LTI Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

(2)	There are currently no performance-based stock option awards outstanding that are unearned.

(3)	Stock awards vest as follows:

Unit Award Grant Date	Vesting Schedule
2/15/12	Restricted stock unit award vests 25% on the last day of fiscal years 2013, 2014 and 50% on the last day of fiscal year 2015.

3/6/12	Restricted stock unit award vests 25% on the last day of each fiscal year for four years following the date of grant, including the year of grant.

(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on January 3, 2014 of $43.80 and the number of unvested shares/units.

(5)	Performance-based awards are reported at maximum. See LTI Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock awards vest as follows:

Unit Award Grant Date	Vesting Schedule
1/1/11	Restricted stock unit award TSR performance period ended on January 3, 2014 and subsequently vested 100% on January 16, 2014 after approval by the Compensation Committee.

1/2/12, 5/7/12	Restricted stock unit award vests on January 2, 2015 if TSR performance goals are met.

12/31/12	Restricted stock unit award vests on January 1, 2016 if TSR performance goals are met.

2013 Stock Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vested during 2013 for the Named Executive Officers, including the value realized.

	Stock Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise	Vesting (#)	Vesting(1)
Thomas J. Hook	50,000	$1,170,818	35,958	$1,039,625
Michael Dinkins	—	—	—	—
Mauricio Arellano	108,096	1,471,859	10,491	377,830
Michelle Graham	—	—	6,339	277,648
Timothy G. McEvoy	—	—	2,085	56,941
Susan M. Bratton	19,433	318,965	4,606	125,790

(1)	Based upon the closing price of the Common Stock on the NYSE on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables

We do not present these tables as we do not offer our Named Executive Officers the pension or nonqualified deferred compensation benefits required to be reported in these tables.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.”

The Company has historically provided all of its new associates with a copy of an associate handbook that has included a summary of the Company’s Code of Business Conduct and Ethics. In addition, the Company has required new associates to certify that they are responsible for reading and familiarizing themselves with the Code of Business Conduct and Ethics, and adhering to such policies and procedures.

The Company’s Code of Business Conduct and Ethics applies to its directors, officers, associates and consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behaviour that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all such individuals live up to the highest ethical standards.

The full text of the Code of Business Conduct and Ethics can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” The Company intends to post on this website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules.

A copy of the Guidelines and the Code of Business Conduct and Ethics also may be obtained without charge by written request made to the Corporate Secretary, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of the Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes such structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;

•	Consulting with committee chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	Working with management on effective communication with stockholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

Board Independence

Other than Mr. Hook, who is an employee of the Company, the Board has determined that each of the directors is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with those standards, the Board undertook its annual review of director independence. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Following the review described above, the Board has affirmatively determined that except for Mr. Hook, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all the current directors, with the exception of Mr. Hook, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed semi-annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full Board; financial risks are overseen by the Audit Committee; and scientific and technology risks are overseen by the Technology Strategy and Investment Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Meetings and Committees of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Strategy and Investment Committees. Each committee has a written charter which can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” Copies of the charters may be obtained without charge by written request made to the Corporate Secretary, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

The Board held five meetings in 2013. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which each director served. All of the Company’s directors then serving on the Board attended the 2013 annual meeting of stockholders. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders.

Audit Committee. The Audit Committee consists of Messrs. Bihl, Dziedzic, Melia (Chair) and Soderberg. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm and (v) Company’s system of disclosure controls and procedures, and (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Board has considered and, based upon that consideration, determined that Mr. Melia’s simultaneous service on three other public company audit committees does not impair his ability to serve on the Company’s Audit Committee. The Audit Committee had seventeen meetings in 2013.

Compensation and Organization Committee. The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Dziedzic, Soderberg (Chair) and Summers. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs that will attract, retain and motivate superior executives and ensure that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the Company’s compensation philosophy, internal equity considerations, competitive practice and the requirements of the IRC. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had seven meetings in 2013.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), Dr. Miller and Messrs. Sanford and Summers. Mr. Mazzocchi also had served as a member of the Corporate Governance and Nominating Committee until his resignation from the Board on March 21, 2014. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service.

The Corporate Governance and Nominating Committee also develops and recommends to the Board corporate governance guidelines applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had five meetings in 2013.

Technology Strategy and Investment Committee. The Technology Strategy and Investment Committee consists of Dr. Miller (Chair), Messrs. Bihl, Hook and Melia. Mr. Mazzocchi also had served as a member of the Technology Strategy and Investment Committee until his resignation from the Board on March 21, 2014. The Technology Strategy and Investment Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development activities, as well as in its technology and commercialization initiatives, and advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Technology Strategy and Investment Committee had five meetings in 2013.

Executive Sessions of the Board

The independent non-management directors, consisting of all directors except Mr. Hook, meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Communications with the Board

Any stockholder or interested party who wishes to communicate with the Board may do so electronically by sending an e-mail to Messrs. Sanford or Melia via the Whistleblower Information page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Melia (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2013, Ms. Bailey and Messrs. Dziedzic, Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2013 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year, (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933.

2013 Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. For 2013, each non-employee director was paid a retainer of $150,000 ($210,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.

Cash Compensation—For 2013, the cash portion of each non-employee director’s annual retainer was $30,000. Directors also received additional cash payments as follows:

Chairman of the Board	$40,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy and Investment Committee Chair	10,000
Committee Meeting Fees (Including Telephonic Meetings)	1,000 per meeting attended
Board Meeting Fees for each Meeting Attended in Excess of Five	1,000 per meeting attended

Equity Compensation – For 2013, the equity-based portion of each non-employee director’s annual retainer was equal in value to $120,000 ($180,000 for the Chairman). The equity compensation was comprised of one-half non-qualified stock options and one-half restricted stock. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the Common Stock on the date of grant. The amount of restricted shares granted is calculated using the closing price of the Company’s Common Stock on the date of grant. All equity-based awards are granted on the first day of the Company’s fiscal year and vest in equal quarterly installments on first day of each quarter of the Company’s fiscal year in which they were granted. For 2013, the equity awards were granted on December 29, 2012.

On the date a non-employee director first becomes a member of the Board, that director is granted a stock option award equal in value to $100,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning on the first company fiscal year-end date which is at least six months after the date of grant.

In order to align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines. These ownership guidelines require non-employee directors to own at least three times the amount of the annual cash retainer in value in shares of the Company within five years of election as a director.

The following table provides the status of our directors towards achieving these ownership guidelines as of January 3, 2014:

Non-Employee Directors	% of Ownership Guideline Achieved
Pamela G. Bailey	Achieved
Anthony P. Bihl III	Achieved
Joseph W. Dziedzic	Achieved
Kevin C. Melia	Achieved
Dr. Joseph A. Miller, Jr.	Achieved
Bill R. Sanford	Achieved
Peter H. Soderberg	Achieved
William B. Summers, Jr.	Achieved

Non-employee directors are expected to hold all equity awards, net of applicable taxes, until their tenure as a Board member has ended or the applicable award is set to expire.

The following table contains information concerning the total compensation earned by each non-employee director of Greatbatch during 2013:

					Change in
				Non-	Pension Value
				Equity	and Non-
	Fees Earned			Incentive	Qualified	All
	or Paid in	Stock	Option	Plan	Deferred Comp.	Other
Name	Cash	Awards	Awards	Comp.	Earnings	Comp.	Total
	(1)	(2)(4)	(2)(4)
Pamela G. Bailey	$52,000	$59,995	$59,999	$—	$—	$—	$171,994
Anthony P. Bihl III	54,000	59,995	59,999	—	—	—	173,994
Joseph W. Dziedzic(3)	45,000	49,998	149,999	—	—	—	244,997
Rudy A. Mazzocchi	45,500	59,995	59,999	—	—	—	165,494
Kevin C. Melia	76,000	59,995	59,999	—	—	—	195,994
Dr. Joseph A. Miller, Jr.	50,000	59,995	59,999	—	—	—	169,994
Bill R. Sanford	75,000	89,981	89,998	—	—	—	254,979
Peter H. Soderberg	73,000	59,995	59,999	—	—	—	192,994
William B. Summers, Jr.	42,000	59,995	59,999	—	—	—	161,994

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)	The amounts represent the aggregate fair value of awards granted. The valuation is based on the assumptions and methodology set forth in Notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 4, 2014.
(3)	Mr. Dziedzic joined the Board of Directors on February 28, 2013.
(4)	The following table contains information concerning the unvested stock awards and outstanding stock options for each non-employee director of Greatbatch:

	Aggregate Number of	Aggregate Number of
	Stock Options Held at	Unvested Stock Awards at
Name	January 3, 2014	January 3, 2014
Pamela G. Bailey	55,595	—
Anthony P. Bihl III	27,739	—
Joseph W. Dziedzic	14,530	—
Rudy A. Mazzocchi	19,704	—
Kevin C. Melia	49,954	—
Dr. Joseph A. Miller, Jr.	55,845	—
Bill R. Sanford	82,043	—
Peter H. Soderberg	55,595	—
William B. Summers, Jr.	55,595	—

Consistent with current best practices and with the assistance of information provided by Ernst & Young, the Board reviews director compensation every 2 to 3 years. In 2013, the Corporate Governance and Nominating Committee engaged Ernst and Young to perform a market study related to the compensation of the non-employee Directors, since the last study performed was in 2011. On December 5, 2013, the Board, on the recommendation of the Corporate Governance and Nominating Committee of the Board, approved a new compensation program for non-employee Directors effective beginning in 2014.

Under the new program, the annual cash retainer will be $50,000. The Company will pay an additional $1,000 for each Board committee meeting attended in person or telephonically in excess of five during the year and an additional $1,000 for each Board committee meeting attended in person or telephonically in excess of ten in the aggregate during the year. In the case of a committee chairperson, additional retainers will be paid as follows: Audit Committee chair, $20,000; Compensation and Organization Committee chair, $15,000; Corporate Governance and Nominating Committee chair, $10,000; and the Technology Strategy and Investment Committee chair, $10,000.

In addition, each non-employee director will receive an annual incentive award equal in value to $120,000 and consisting of 75 percent in value in shares of Common Stock (based on the closing price of the Common Stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method), each of which vests in four equal installments in advance on the first day of each quarter in the year awarded.

The Non-Executive Chairman will be paid an additional annual cash retainer of $50,000 and an additional annual equity retainer of $60,000. The additional equity compensation shall be awarded at the same time and in the same manner as the annual equity compensation paid to each non-employee Director. The stock options granted will have an exercise price equal to the closing price of the Common Stock as of the close of business on the grant date.

On the date a non-employee first becomes a member of the Board, such non-employee Director shall be granted a stock option award for Common Stock equal in value to $100,000. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock as of the close of business on the grant date. Each such stock option shall be exercisable in three equal annual installments beginning on the first occurrence of December 31 which is at least six months after the date of grant.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the Common Stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. In the event management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a related person transaction, the Chairperson of the Audit Committee may review and approve the related person transaction. The Chairperson of the Audit Committee will report any such approval to the Audit Committee at the next regularly scheduled meeting. All related person transactions are reported by the Audit Committee to the Board. In the event the Company becomes aware of a related person transaction that has not been approved, the matter shall be reviewed by the Audit Committee who shall evaluate all options available to the Company, including ratification, revision or termination of such transaction. The Audit Committee will also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee and shall take any such action as deemed appropriate under the circumstances. The Board has determined that there were no related person transactions, as defined above, that occurred in 2013.

Audit Committee Report

The Audit Committee consists of Messrs. Bihl, Dziedzic, Melia (Chair) and Soderberg, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the NYSE. The Board has also determined that Messrs. Bihl, Dziedzic, Melia and Soderberg each also qualify as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee reviewed and discussed the information contained in the Company’s 2013 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2013 Forms 10-Q and Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2013 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s 2013 audited consolidated financial statements;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards; and

•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2013.

Respectfully submitted,

Anthony P. Bihl III

Joseph W. Dziedzic

Kevin C. Melia (Chair)

Peter H. Soderberg

Members of the Audit Committee

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2015 Annual Meeting of Stockholders must submit such proposal so that the Company receives it by December 15, 2014. The proposal should be submitted to the Company’s principal executive offices in Frisco, Texas by certified mail, return receipt requested, and should be directed to the Senior Vice President, General Counsel & Secretary of the Company. In addition, the Company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the Company’s proxy statement, must be received by the Secretary of the Company not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2015 Annual Meeting is between January 16, 2015 and February  15, 2015.

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2013 may be obtained without charge by any stockholder by written request made to Christopher J. Thome, Assistant Corporate Controller, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2013 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Financial Information.”

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy

Senior Vice President, General Counsel & Secretary

Frisco, Texas

April 14, 2014

GREATBATCH, INC.

2011 STOCK INCENTIVE PLAN

1 PREAMBLE

This Greatbatch, Inc. 2011 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), is intended to promote the interests of Greatbatch, Inc., a Delaware corporation (“GB” and, together with its Subsidiaries, the “Company”), and its stockholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of key employees and management with those of the stockholders.

This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.

All Incentive Awards made under the Plan and any shares acquired on exercise or vesting thereof (or cash proceeds received on sale of such shares) shall be subject to any applicable clawback, recoupment or similar policy, and any share retention or minimum holding guidelines or requirements, implemented by the Company or required by applicable law, as in effect from time to time.

The text of this Plan reflects terms of an amendment to the Plan adopted by the Committee on August 5, 2013.

2 DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

(b) “Board of Directors” shall mean the Board of Directors of GB.

(c) “Cause,” and the term “for cause” shall mean,

(1) with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements, or

(2) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company which shall not have been corrected within 30 days following written notice thereof, (B) any misconduct by such Participant which is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in the instrument pursuant to which an Incentive Award is granted, (D) such Participant’s conviction of, or entry of a plea of nolo contendere in respect of, any felony which results in, or is reasonably expected to result in, economic or reputational injury to the Company.

(d) “Change in Control” occurs if

(1) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of GB normally entitled to vote for the election of directors of GB; or

(2) a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions, or

(3) any merger or consolidation of GB is consummated in which the shareholders of GB immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of the surviving entity.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

(g) “Company Stock” shall mean the common stock, par value $.001 per share, of GB.

(h) “Covered Employee” means a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability,” unless otherwise provided in an Award Agreement, shall mean

(1) with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements, or

(2) in all other cases, means such Participant’s inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.

(j) “Effective Date” shall mean February 28, 2011, the date the Plan was adopted by the Board of Directors, subject to approval by GB’s stockholders. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of GB present or represented and entitled to vote at a meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting and duly held in accordance with the applicable provisions of GB’s Bylaws. Incentive Awards may be granted under the Plan at any time prior to the receipt of stockholder approval; provided, however, that each such grant shall automatically terminate in the event such approval is not obtained. Without limiting the foregoing, no Option or SAR may be exercised prior to the receipt of such approval, and no share certificate will be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing price per share of Company Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Company Stock as determined in good faith by the Board of Directors in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next preceding day when the markets were open.

(m) “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

(n) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Issue Date” shall mean the date established by the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r) “Participant” shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(s) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 9 and 10, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(x) “Reprice” shall mean (A) changing the terms of an Incentive Award to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Incentive Award at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Incentive Award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(y) A share of “Restricted Stock” shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

(z) “Restricted Stock Unit” means the right to receive a share of Company Stock that is granted pursuant to the terms of Section 10.

(aa) “Retirement” shall mean a Participant’s voluntary termination of employment occurring on or after such time as such Participant has attained 59.5 years of age with a combination of age and length of Company service equal to or exceeding 69.5 years.

(bb) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(cc) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(dd) “Stock Bonus” shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.

(ee) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

(ff) “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.

3 STOCK SUBJECT TO THE PLAN

(a) Shares Available for Awards

The total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 1,350,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b) Total Grants by Award Type

The total number of shares of Company Stock to be awarded under the Plan as Options or SARs shall not exceed 1,350,000 shares. The total number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,350,000 shares. With respect to SARs, when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for award as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(c) Individual Limitation

The total number of shares of Company Stock subject to Options and SARs awarded to any one employee during any fiscal year of the Company, other than awards made pursuant to Section 12, shall not exceed 100,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(c) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

(d) Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Section 3(b) and (c), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(d), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(e) Other Adjustments

In the event of any transaction or event described in Section 3(d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(e) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Incentive Award cannot vest, be exercised or become payable after such event.

(f) Re-use of Shares

To the extent that an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan. Shares which are used to pay the exercise price of an Option and shares used to satisfy tax withholding obligations will not be available for further grants of Incentive Awards pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Company Stock available for grant pursuant to this Plan.

(g) No Repricing

Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “Reprice” an Incentive Award. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

(h) Vesting Limitation on Restricted Stock and Restricted Stock Unit Awards.

Any Restricted Stock or Restricted Stock Unit Incentive Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) shall not fully vest more quickly than over the three year period beginning on the grant date. Any Restricted Stock or Restricted Stock Unit Performance-Based Awards shall not vest prior to the first anniversary of the grant date. The provisions of this Section 3(h) shall not apply to (i) up to ten percent (10%) of the total number of shares of Company Stock authorized for issuance under the Plan, or (ii) any Incentive Awards made to any member of the Board of Directors as a component of the payment of his or her retainer for service on the Board of Directors.

4 ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5 ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time.

6 AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7 OPTIONS

(a) Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b) Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c) Term and Exercise of Options

(1) The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than ten years after the date of grant. Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

(2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, and (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require.

(4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d) Limitations on Incentive Stock Options

(1) Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).

(2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e) Effect of Termination of Employment

(1) In the event that the employment of a Participant with the Company shall terminate by reason of death or Disability, all outstanding Options granted to such Participant that vest or become exercisable based on the passage of time shall become fully and immediately vested and exercisable and shall remain exercisable until the first anniversary of such termination;

(2) In the event that the employment of a Participant with the Company shall terminate by reason of Retirement, all outstanding Options granted to such Participant that vest or become exercisable based on the passage of time shall become fully and immediately vested and exercisable and shall remain exercisable until the third anniversary of such termination;

(3) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability, death or Retirement : (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(3) shall be extended to one year in the event of the Participant’s death during such three-month period.

(4) Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(5) In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f) Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.

(g) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren). Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.

8 SARS

(a) Exercise Price

The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b) Benefit Upon Exercise

The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, payable within 2 1⁄2 months of the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Fractional share amounts shall be settled in cash.

(c) Term and Exercise of SARS

(1) The applicable Award Agreement will provide the dates or dates on which a SAR shall become exercisable. The Committee shall determine the expiration date of each SAR; provided, however, that no SAR shall be exercisable more than ten years after the date of grant. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.

(2) A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

(d) Effect of Termination of Employment

The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

(e) Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in stock, the value of such SARs based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each SAR.

9 RESTRICTED STOCK

(a) Issue Date and Vesting Date

Subject to the provisions of Section 3(h) hereof, at the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

(b) Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d) Dividends on Restricted Stock

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

(1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear any such legend as the Company may determine.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2) Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

(f) Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(g) Effect of Termination of Employment

(1) In the event that the employment of a Participant with the Company shall terminate by reason of death, Disability or Retirement, all outstanding shares of Restricted Stock granted to such Participant that vest based on the passage of time shall become fully and immediately vested;

(2) In the event that the employment of a Participant with the Company shall terminate by reason of death or Disability, all outstanding shares of Restricted Stock held by such Participant that vest based on attainment of Performance Goals (“Performance Shares”) shall become immediately vested at the target level applicable to such Performance Shares; and

(3) In the event that the employment of a Participant with the Company shall terminate by reason of Retirement, a portion of the outstanding Performance Shares held by such Participant that are not vested at the time of such termination of employment (the “Pro-Rata Performance Portion”) shall not expire or be forfeited but shall remain outstanding and shall continue to be eligible for vesting based on attainment of the Performance Goals applicable to such Performance Shares. The Pro-Rata Performance Portion is determined for each outstanding award of Performance Shares by multiplying the number of Performance Shares constituting such award by a fraction, the numerator of which is the number of full and partial calendar months that have elapsed since the beginning of the performance period attributable to such award through the date of termination of employment and the denominator of which is the total number of calendar months in such performance period.

(4) With respect to awards of Performance Shares made on or after January 3, 2014, in the event that the employment of a Participant with the Company shall terminate by reason of a termination by the Company without Cause, the Pro-Rata Performance Portion of such Participant’s Performance Shares that were awarded more than one year prior to the date of termination shall not expire or be forfeited upon such termination but shall remain outstanding and shall continue to be eligible for vesting based on attainment of the Performance Goals applicable to such Performance Shares.

(5) Unless the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than Cause, death, Disability or Retirement, all shares of Restricted Stock granted to such Participant that vest based on the passage of time but which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company. The Company also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(6) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.

(h) Effect of Change in Control

Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not previously vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

10 RESTRICTED STOCK UNITS

(a) Vesting Date

Subject to the provisions of Section 3(h) hereof, at the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Stock will be delivered pursuant to Section 10(c).

(b) Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Committee, an amount, payable within 2  1⁄2 months of the date on which such Restricted Stock Units vests, equal to the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c) Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(d) Effect of Termination of Employment

(1) In the event that the employment of a Participant with the Company shall terminate by reason of death, Disability or Retirement, all outstanding Restricted Stock Units granted to such Participant that vest based on the passage of time shall become fully and immediately vested;

(2) In the event that the employment of a Participant with the Company shall terminate by reason of death or Disability, all outstanding Restricted Stock Units held by such Participant that vest based on attainment of Performance Goals (“Performance RSUs”) shall become immediately vested at the target level applicable to such Performance RSUs; and

(3) In the event that the employment of a Participant with the Company shall terminate by reason of Retirement, a portion of the outstanding Performance RSUs held by such Participant that are not vested at the time of such termination of employment (the “Pro-Rata Performance Portion”) shall not expire or be forfeited but shall remain outstanding and shall continue to be eligible for vesting based on attainment of the Performance Goals applicable to such Performance RSUs. The Pro-Rata Performance Portion is determined for each outstanding award of Performance RSUs by multiplying the number of Restricted Stock Units constituting such award by a fraction, the numerator of which is the number of full and partial calendar months that have elapsed since the beginning of the performance period attributable to such award through the date of termination of employment and the denominator of which is the total number of calendar months in such performance period.

(4) With respect to awards of Performance RSUs made on or after January 3, 2014, in the event that the employment of a Participant with the Company shall terminate by reason of a termination by the Company without Cause, the Pro-Rata Performance Portion of such Participant’s Performance RSUs that were awarded more than one year prior to the date of termination shall not expire or be forfeited upon such termination but shall remain outstanding and shall continue to be eligible for vesting based on attainment of the Performance Goals applicable to such Performance RSUs.

(5) Unless the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than Cause, death, Disability or Retirement, all Restricted Stock Units granted to such Participant that vest based on the passage of time but which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

(6) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

(e) Effect of Change in Control

Upon the occurrence of a Change in Control all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

11 STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12 PERFORMANCE-BASED AWARDS

(a) Purpose.

The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

(b) Applicability.

This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards.

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8, 9 and 10 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards.

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.

(e) Additional Limitations.

Notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13 RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.

Except as otherwise expressly provided in Section 3(d), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14 DEFERRAL OF AWARDS

The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish. Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.

15 RESTRICTION ON TRANSFER OF SHARES

The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.

16 NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17 SECURITIES MATTERS

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18 WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

19 NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

20 NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(b) OF THE CODE

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

21 AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22 NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

23 TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

Except as otherwise provided in this Plan, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

24 EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25 FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

26 EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

27 APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

Greatbatch, Inc. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2014. Vote by Internet • Go to www.investorvote.com/GB • Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated Annual Meeting Proxy Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01—Pamela G. Bailey 02—Anthony P. Bihl III 03—Joseph W. Dziedzic 04—Thomas J. Hook 05—Kevin C. Melia 06—Dr. Joseph A. Miller, Jr. 07—Bill R. Sanford 08—Peter H. Soderberg 09—William B. Summers, Jr. For Against Abstain For Against Abstain 2. APPROVE THE AMENDMENT TO THE GREATBATCH, INC. 3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP 2011 STOCK INCENTIVE PLAN AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR GREATBATCH, INC. FOR FISCAL YEAR 2014. 4. APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF GREATBATCH, INC.’S NAMED 5. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME EXECUTIVE OFFICERS. BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — GREATBATCH, INC. 2595 DALLAS PARKWAY, SUITE 310 FRISCO, TEXAS 75034 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2014 The undersigned hereby appoint(s) Michael Dinkins and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 9:00 a.m. Central Daylight Time on May 16, 2014 at the company’s corporate offices at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE AMENDMENT TO THE GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. (Continued and to be marked, dated and signed, on the other side)